Exhibit 99.1

101 Gateway Centre Parkway • Richmond, Virginia  23235 • Telephone: 804-267-8000 • Fax: 804-267-8850 • Website: www.landam.com

FOR IMMEDIATE RELEASE: April 28, 2004	CONTACTS: G. William Evans Chief Financial Officer (804) 267-8114	H. Randolph Farmer Senior Vice President Corporate Communications (804) 267-8120

LANDAMERICA ANNOUNCES FIRST QUARTER RESULTS

LandAmerica Financial Group, Inc. (NYSE:  LFG), a leading provider of real estate transaction services, today reported operating results for the first quarter ended March 31, 2004.

First Quarter 2004

First Quarter 2003

Operating Revenue

$759.9 Million

$696.4 Million

Net income

  $20.9 Million

$42.0 Million

Net income per diluted share

$1.11

$2.28

FINANCIAL HIGHLIGHTS

•

Revenues for the first quarter of 2004 were $759.9 million.  Direct title revenues showed a decline resulting from reduced levels of residential refinancing activity, while agency revenue improved as the agents continued to report business written in 2003.

•

The Lender Services segment reported $40.2 million of operating revenue compared to $.9 million in the first quarter of 2003, reflecting the acquisitions of Info1 Holding Company, Inc. (“Info1”), which offers credit reporting services, and LERETA Corp. (“LERETA”), a tax and flood certification company, in the second half of 2003.  The 2004 figure is after net revenue deferrals of $1.2 million.

•

Earnings for the first quarter of 2004 declined by almost 50% from the first quarter of 2003.  Earnings were impacted by a number of factors, including but not limited to the effect on direct operations of significantly reduced refinancing volumes in the early part of the first quarter of 2004, a shift in mix toward more agency business, a slightly higher expense structure in title operations, a slightly higher claims provision, increased interest and amortization expenses and exit and termination costs.

•

Earnings from the Lender Services segment for the first quarter of 2004 were $3.8 million, including amortization of $3.3 million and net revenue deferrals of $1.2 million, compared to a loss of $.5 million in the first quarter of 2003.

“The results of the quarter reflected the impact of a turbulent environment for refinance demand, on top of the typical seasonal slow-down in residential buy-sell activity, countered somewhat by the expected pattern of revenues reported through agency channels and the improved results of recent acquisitions,” commented Charles H. Foster, Jr., Chairman and Chief Executive Officer.  “The decline in refinancing activity in the latter half of 2003 resulted in the sharpest decline in order counts we have seen in the past five years.  Along with our fourth quarter earnings release, we announced plans to reduce our cost

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structure by at least $70 million on an annualized basis.  To date, we have implemented reductions to achieve over half of the targeted savings and our efforts continue.  Even though order counts increased significantly in March, we have not altered our plans or our focus on the importance of optimizing our cost structure.

“We were particularly pleased with the contribution from our Lender Services segment which consists primarily of our tax and flood services acquisition (LERETA) and our credit reporting services acquisition (Info1).

“We also continued to build LandAmerica for the future.  Our efforts included two credit reporting companies, which became part of Info1, and County Title Holding Corporation, the parent company of Southland Title Corporation, Southland Title of Orange County, Southland Title of San Diego and Southland Title Equities, which significantly expanded our presence in the very important California market.”

The Company will sponsor a conference call for analysts and shareholders on Thursday, April 29, 2004, at 10:00 AM ET to discuss the first quarter results.  Those wishing to participate in the conference call should dial 1-888-577-8991 prior to the beginning of the call and provide the conference operator with the pass code “LandAmerica”.  The call will be simultaneously broadcast over the Internet via LandAmerica’s website (www.landam.com) in the Calendar of Events area located within Investor/Financial Information.  Additionally, an audio archive of the call can be accessed two hours after the completion of the live call via LandAmerica’s website.

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SEGMENTED OPERATING SUMMARY

(In thousands of dollars)

	Title Operations	Lender Services	Corporate & Other	Consolidated

Quarter ended March 31, 2004:
Operating revenues:
Direct revenue	$ 283,980	$ 40,188	$ 9,401	$ 333,569
Agency revenue	426,349	-	-	426,349
Total operating revenue	710,329	40,188	9,401	759,918
Investment income	13,617	73	5,908	19,598
	723,946	40,261	15,309	779,516
Agents’ commissions	342,871	-	-	342,871
Personnel costs	185,659	15,518	12,610	213,787
Claims provision	39,029	-	-	39,029
Amortization	512	3,316	919	4,747
Exit and termination cost	1,937	-	-	1,937
Other expenses	107,180	17,633	19,934	144,747

Operating income before taxes	$ 46,758	$ 3,794	$ (18,154)	$ 32,398

Quarter ended March 31, 2003:
Operating revenues:
Direct revenue	$ 300,872	$ 850	$ 8,316	$ 310,038
Agency revenue	386,410	-	-	386,410
Total operating revenue	687,282	850	8,316	696,448
Investment income	14,587	-	983	15,570
	701,869	850	9,299	712,018
Agents’ commissions	308,750	-	-	308,750
Personnel costs	178,876	898	11,491	191,265
Claims provision	34,308	-	-	34,308
Amortization	671	-	(571)	100
Other expenses	96,279	459	16,249	112,987

Operating income before taxes	$ 82,985	$ (507)	$ (17,870)	$ 64,608

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LandAmerica Financial Group, Inc. and Subsidiaries - Summary of Operations

(In thousands except per share data)

	Three months ended March 31,
	2004	2003
Operating revenues	$ 759,918	$ 696,448
Investment and other income	16,511	13,382
Net realized investment gains	3,087	2,188
TOTAL REVENUES	779,516	712,018
Agents’ commissions	342,871	308,750
Salaries and employee benefits	213,787	191,265
General, administrative and other	129,359	100,880
Provision for policy and contract claims	39,029	34,308
Premium taxes	9,579	9,097
Interest expense	5,809	3,010
Amortization	4,747	100
Exit and termination costs	1,937	-
TOTAL EXPENSES	747,118	647,410
Income before income taxes	32,398	64,608
Income tax expense:
Current	17,321	17,767
Deferred	(5,820)	4,846
Net income	$ 20,897	$ 41,995
Net income per common share	$1.12	$2.30
Weighted average number of common shares outstanding	18,619	18,260
Net income per common share assuming dilution	$1.11	$2.28
Weighted average number of common shares outstanding assuming dilution	18,827	18,439
Cash flows from operations	2,018	21,043
Orders opened:
January	95.2	118.8
February	105.3	111.4
March	145.8	143.8
Total orders opened	346.3	374.0
Total orders closed	202.3	257.1

	March 31, 2004	December 31, 2003
Cash and investments	$ 1,287,125	$ 1,308,462
Total assets	2,772,470	2,717,460
Policy and contract claims	670,235	659,571
Deferred service arrangements	165,227	163,462
Shareholders’ equity	1,074,282	1,044,478
Book value per share attributable to common shareholders	$56.79	$55.51
Book value per share attributable to intangibles	$32.00	$31.00
Tangible book value per share attributable to common shareholders	$24.79	$24.51

The company cautions readers that the statements contained herein regarding the company’s future financial condition, business plans, operations, opportunities or prospects, including any factors which may affect future earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results.  For more details on factors that could affect expectations, see the company’s Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission.

Headquartered in Richmond, Virginia, LandAmerica Financial Group, Inc., a Fortune 500 company, is a leading provider of real estate transaction services and on Fortune magazine's 2004 list of America's most admired companies.  Through its many subsidiaries, LandAmerica serves residential and commercial customers with more than 800 offices and a network of 10,000 active agents throughout the United States, Mexico, Canada, the Caribbean, Latin America and Europe.  More information about the company and an archive of its press releases can be found at www.landam.com.

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